                                                                    EXHIBIT 12.1

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                      $000

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------
                                                                                1994         1995        1996
                                                                             -----------  ----------  -----------

 Net income (loss) before provision for income taxes*......................     $(14,778) $    4,095     $(12,526)
 Add: Equity in loss of unconsolidated affiliates..........................       13,677      14,816       17,867
 Add: Fixed Charges (Interest Expense).....................................        1,992       4,959        4,670
                                                                             -----------  ----------  -----------
 Earnings Available for Fixed Charges......................................          891      23,870       10,011
 Fixed Charges.............................................................        1,992       4,959        4,670
                                                                             -----------  ----------  -----------
 Ratio of earnings to fixed charges........................................          N/A       4.8:1        2.1:1
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------
 Deficiency of earnings available to cover fixed charges...................       (1,101)        N/A          N/A
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------

------------------
* Excludes minority interest in income (loss) of subsidiaries.